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Exhibit 23.1 : Consent of Independent Accountants



The Board of Directors
Spatializer Audio Laboratories, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.



                                          /s/   KPMG Peat Marwick LLP


Los Angeles, California
May 12, 1998